EXHIBIT 32.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Richard Bogan, Principal Executive Officer of Axion Power International, Inc. (the “Company”), hereby certifies that:

1.      The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard Bogan
Richard Bogan, Principal Executive Officer
Dated: November 14, 2016